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                                                                       EXHIBIT 4

                   THE FIRST AMERICAN FINANCIAL CORPORATION

                            1996 STOCK OPTION PLAN

                                   SECTION 1

                                    PURPOSE

   The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                  SECTION 2

                                  DEFINITIONS

  2.1 Definitions. Whenever used herein, the following terms shall have the
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respective meanings set forth below:

    (a) "Act" means the Securities Exchange Act of 1934, as amended.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the
        Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo
                                                                     ----
        contendere to, a crime that constitutes a felony or (iv) the breach by
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        the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

    (d) "Change in Control" means the occurrence, following the grant of an Option, of any of the following events:

        (i) the acquisition by any person, entity or group (within the meaning of section 13(d)(3) of the Act, as amended) as beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company; or

       (ii) a change, during any period of two consecutive years, of a majority of the Board as constituted at the beginning of such period, unless the election of each director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period; or

      (iii) any other event constituting a change in control required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Act.

    (e) "Code" means the Internal Revenue Code of 1986, as amended.
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    (f) "Committee" means the Compensation Committee of the Board, which shall consist of two or more members, each of whom shall be "disinterested persons" within the meaning of Rule 16b-3, as promulgated under the Act, or any other committee appointed by the Board to administer the Plan.

    (g) "Company" means The First American Financial Corporation, a California corporation, and any successor thereto.

    (h) "Disability" means total disability as determined in accordance with the terms of the long-term disability plan of the Company or any of its Subsidiaries in which the Participant is eligible to participate.

    (i) "Employee" means any officer or other key employee of the Company or any of its Subsidiaries.

    (j) "Fair Market Value" means, on any date, the average of the bid and asked for price of a share of Stock as reported on the New York Stock Exchange ("NYSE") (or on such other recognized market or quotation system on which shares of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on NYSE (or such other market or system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

    (k) "Incentive Stock Option" means an Option that is an Incentive Stock Option within the requirements of section 422 of the Code.

    (l) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

    (m) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option or (ii) a Nonstatutory Stock Option.

    (n) "Participant" means any Employee designated by the Committee to participate in the Plan.

    (o) "Plan" means The First American Financial Corporation 1996 Stock Option Plan, as in effect from time to time.

    (p) "Retirement" means termination of a Participant's employment on or after the date the Participant attains age 65.

    (q) "Stock" means the Common shares of the Company, par value $1.00 per share.

    (r) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

2.2 Gender and Number. Except when otherwise indicated by the context, words in
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    the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3

                         ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

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                                   SECTION 4

                            POWERS OF THE COMMITTEE

4.1  Power to Grant. The Committee shall determine the Participants to whom
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     Options shall be granted and the terms and conditions of any and all such
     Options. The terms and conditions of each Option shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner that would be adverse to Participants without the consent of the Participant to whom such Option has been granted. The Committee may establish different terms and conditions for different Participants receiving Options and for each Option any Participant may receive, whether or not granted at different times.

4.2  Substitute Options. The Committee shall have the right to grant Options
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     in substitution for, or upon the cancellation of, Options previously granted, and such new Options may contain terms more favorable to the recipient than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2).

4.3  Administration. The Committee shall be responsible for the administration
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     of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan with a view to carrying out its provisions and purposes. All determinations, decisions, interpretations and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                                   SECTION 5

                             STOCK SUBJECT TO PLAN

5.1  Number. Subject to the provisions of Section 5.3, the number of shares
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     of Stock subject to Options under the Plan may not exceed 1,250,000 shares.
     The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

5.2  Canceled, Terminated, or Forfeited Options. Any shares of Stock subject to
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     an Option that for any reason is canceled, terminated or otherwise settled without the issuance of any Stock shall again be available for Options subsequently granted under the Plan.

5.3  Adjustment in Capitalization. In the event of any Stock dividend or Stock
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     split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Options under Section 5.1 or subject to outstanding Options and the respective prices and/or performance criteria applicable to outstanding Options may be appropriately adjusted by the Committee, whose determination shall be conclusive.

                                   SECTION 6

                                 STOCK OPTIONS

6.1  Grant of Options. Options may be granted to Participants at such time or
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     times as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, provided that no Participant may in the aggregate be granted Options representing more than 15 percent of the shares of Stock authorized for issuance pursuant to Section 5.1. Each Option shall

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        be evidenced by an agreement between the Company and the Participant specifying the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.2     Option Price. Nonstatutory Stock Options and Incentive Stock Options
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        granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value on the date the Option is granted.


6.3.    Exercise of Options. Options awarded to a Participant under the Plan
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        shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of granting such Options, subject to the Committee's right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

6.4     Payment. The Committee shall establish procedures governing the exercise
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        of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him or her, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

6.5     Incentive Stock Options. Notwithstanding anything in the Plan to the
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        contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Section 421 of the Code.

6.6     Change in Control. Each outstanding Option shall become fully
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        exercisable immediately upon the occurrence of a Change in Control.

                                   SECTION 7

                           TERMINATION OF EMPLOYMENT

7.1     Termination of Employment Due to Retirement. Unless otherwise determined
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        by the Committee, in the event a Participant's employment terminates by reason of Retirement, any Options granted to such Participant which are not then exercisable shall be cancelled and any Options granted to such Participant which are then exercisable and outstanding may be exercised at any time prior to the expiration of the term of the Options or within ninety (90) days (or such other period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

7.2.    Termination of Employment Due to Death or Disability. Unless otherwise
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        determined by the Committee at the time of grant, in the event a
        Participant's employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding may be exercised by the Participant or the Participant's designated beneficiary, surviving spouse or estate, as applicable in accordance with Section 9.2, at any time prior to the expiration date of the term of the Options or within one year (or such other period as the Committee shall determine at the time of grant) following such termination of the Participant's employment, whichever period is shorter.

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7.3     Termination of Employment For Cause. Unless otherwise determined by the
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        Committee at the time of grant, in the event a Participant's employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

7.4     Termination of Employment for Any Other Reason. Unless otherwise
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        determined by the Committee at or after the time of grant, in the event the employment of a Participant shall terminate for any reason other than one described in Sections 7.1, 7.2 or 7.3, any Options granted to such Participant which are not exercisable shall be cancelled, and any Options granted to such Participant which are exercisable and outstanding at the date of the Participant's termination of employment shall be exercisable at any time prior to the expiration of the term of such Options or the fifth day following the Participant's termination of employment, whichever period is shorter.

                                   SECTION 8

               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

                                   SECTION 9

                           MISCELLANEOUS PROVISIONS

9.1     Nontransferability of Options. No Options granted under the Plan may be
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        sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution to the Participant's designated beneficiary upon the Participant's death, provided, that the deceased Participant's
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        beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form prescribed by the Committee, to be bound by the provisions of the Plan as if such beneficiary or the estate were the Participant. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

9.2     Beneficiary Designation. Each Participant may from time to time name any
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        beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in the event of the Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, or, if the Participant has no surviving spouse, then to or by the Participant's estate.

9.3     No Guarantee of Employment or Participation. Nothing in the Plan shall
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        interfere with or limit in any way the right of the Company or any
        Subsidiary to terminate any Participant's employment at any time or for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

9.4     Tax Withholding. Any federal, state, and local taxes, including FICA
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        amounts, required by law to be withheld with respect to Stock received upon the exercise of an Option under the Plan or with respect to benefits

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

        earned and vested under any other compensation arrangement may, if not remitted by a Participant, be withheld from Stock otherwise issuable to such Participant or from such Participant's salary, wages or other amounts paid by the Company and reasonably available for withholding. Prior to issuing Stock or authorizing the issuance of Stock under this Plan, the Company may require such documents from any taxing authority, or may require such indemnities or surety bond from any Participant or beneficiary, as the Company shall reasonably consider necessary for its protection.

9.5     Indemnification. The Company shall, through the purchase of insurance or
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        otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the Committee, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Company of any claim asserted against the individual, which notice, in the event of a lawsuit, shall be given within ten days after receipt by the individual of the complaint, and (ii) the receipt by the Company from the individual of an offer for the Company to participate in the settlement or defense of such claim.

9.6     No Limitation on Compensation. Nothing in the Plan shall be construed to
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        limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner differing from that authorized under the Plan.

9.7     Requirements of Law. The granting of Options and the issuance of shares
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        of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.8     Term of Plan. The Plan shall be effective upon its adoption by the Board
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        and approval by the shareholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Section 8, until the tenth anniversary of the date on which it is adopted by the Board.

9.9     Governing Law. The Plan, and all agreements hereunder, shall be
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        construed in accordance with and governed by the laws of the State of
        California.

9.10    No Impact On Benefits. Options granted under the Plan are not
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        compensation for purposes of calculating an Employee's rights under any employee benefit plan.

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